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                                                                    EXHIBIT 4.12


                          FIRST SUPPLEMENTAL INDENTURE

         This First Supplemental Indenture, dated as of May 14, 2001 ("Supplemental Indenture"), is between Briggs & Stratton Corporation (together with its successors and assigns, the "Company") and Bank One, N.A., as Trustee under the Indenture referred to below (the "Trustee").



                              W I T N E S S E T H:

         WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of June 4, 1997 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of $100 million of 7 1/4% Notes due September 15, 2007 of the Company (the "Securities");

         WHEREAS, certain subsidiaries of the Company are proposing to guaranty certain Indebtedness of the Company and the Company wants to have the option of having such subsidiaries also guaranty the Securities so that the holders of such other Indebtedness and the Holders will have a pari passu claim on the assets of the Company and the subsidiaries that grant such guaranties; and

         WHEREAS, the Company would like to add a covenant to the Indenture for the benefit of all of the Holders pursuant to which the Company may cause one or more of its subsidiaries to guaranty the Securities; and

         WHEREAS, pursuant to Section 9.1(2) of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                   ARTICLE I

                                   Definitions

         SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Supplemental Indenture shall refer to both the "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.


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                                   ARTICLE II

                               Additional Covenant

         SECTION 2.1.   The following is added as a new Section 10.10 of the
Indenture:

         Section 10.10. Guaranties of Securities by Subsidiaries.

                  The Company may from time to time cause one or more Subsidiaries (which may include for the purposes of this Section 10.10 only, a limited liability company or limited liability partnership in which at least a majority of the ownership interests therein is owned directly or indirectly in the Company) to guaranty the full and unconditional payment of the Securities on a joint and several basis (any Subsidiary which executes and delivers such a guaranty is herein referred to as a "Guarantor"). Such guaranties shall be effected by the execution and delivery of a supplemental indenture substantially in the form of Exhibit A hereto (each a "Guaranty").

         The Guaranty of a Guarantor shall be released:

                  (a) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company; or

                  (b) in connection with any sale of all of the capital stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company; or

                  (c) so long as no Event of Default shall exist, upon written request of the Company.

                  Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that the requirements to the release of a Guaranty have been met in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guaranty.

                  Any Guarantor not released from its obligations under its Guaranty shall remain fully and unconditionally liable for the timely payment of principal of and interest on the Securities.


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                                  ARTICLE III

                                  Miscellaneous

         SECTION 3.1. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

         SECTION 3.2. Governing Law. This Supplemental Indenture shall be governed by the laws of the State of New York.

         SECTION 3.3. Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

         SECTION 3.4. Ratification of Indenture; Supplemental Indentures Part of Indenture; Trustee's Disclaimer. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

         SECTION 3.5. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

         SECTION 3.6. Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.



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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                                    BRIGGS & STRATTON CORPORATION



                                    By: /s/ John S. Shiely
                                        ----------------------------------------
                                        Name:  John S. Shiely
                                        Title: President



                                    By: /s/ Carita Twinem
                                        ----------------------------------------
                                        Name:  Carita Twinem
                                        Title: Treasurer





                                    BANK ONE N.A., as Trustee



                                    By: /s/ Marla S. Roth
                                        ----------------------------------------
                                        Name:  Marla S. Roth
                                        Title: Assistant Vice President



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                                    EXHIBIT A



           FORM OF INDENTURE SUPPLEMENT TO ADD A SUBSIDIARY GUARANTOR

                  This Supplemental Indenture, dated as of [__________] (this "Supplemental Indenture" or "Guarantee"), among [name of Subsidiary Guarantor] (the "New Guarantor"), Briggs & Stratton Corporation (together with its successors and assigns, the "Company"), each other Guarantor then existing under the Indenture referred to below (a "Subsidiary Guarantor"), and Bank One, N.A., as Trustee under the Indenture referred to below.



                              W I T N E S S E T H:

                  WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of June 4, 1997, as previously amended by a First Supplemental Indenture dated as of May 14, 2001 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of $100 million of 7 1/4% Senior Notes due September 15, 2007 of the Company (the "Securities");

                  WHEREAS, Section 10.10 of the Indenture provides that the Company may cause a Subsidiary (which may include for the purposes of such Section 10.10 only, a limited liability company or limited liability partnership in which at least a majority of the ownership interests therein is owned directly or indirectly in the Company) to execute and deliver to the Trustee a Supplemental Indenture pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis with any other Subsidiary who has previously guaranteed the Securities or may concurrently or thereafter guaranty the Securities, the full and prompt payment of the principal of, premium, if any, and interest on the Securities; and

                  WHEREAS, pursuant to Section 9.1(2) of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder;

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                   ARTICLE I

                                   Definitions

                  SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words "herein,"



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"hereof" and "hereby" and other words of similar import used in this
Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II

                                    Guarantee

                  SECTION 2.1. Guarantee. The New Guarantor hereby fully and unconditionally guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities and the Trustee, the full and punctual payment when due, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise, of the Securities on a senior basis and subject to the terms and conditions of the Indenture.

                                  ARTICLE III

                                  Miscellaneous

                  SECTION 3.1. Notices. All notices and other communications to the New Guarantor shall be given as provided in the Indenture to the New Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

                  SECTION 3.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

                  SECTION 3.3. Governing Law. This Supplemental Indenture shall be governed by the laws of the State of New York.

                  SECTION 3.4. Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

                  SECTION 3.5. Ratification of Indenture; Supplemental Indentures Part of Indenture; Trustee's Disclaimer. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

                  SECTION 3.6. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.


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

                  SECTION 3.7. Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.















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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed as of the date first above written.

                                       [NEW GUARANTOR]



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Address:


                                       BRIGGS & STRATTON CORPORATION



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       BANK ONE N.A., as Trustee



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       [SUBSIDIARY GUARANTORS]



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:





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